Exhibit 99.1

World Fuel Services Corporation Announces Share Repurchase Program and Regular Quarterly Cash Dividend

MIAMI--(BUSINESS WIRE)--September 12, 2016--World Fuel Services Corporation (NYSE: INT) today announced that its Board of Directors has authorized the purchase of up to $100 million in common stock. This board action replaces the previously announced June 2015 share repurchase authorization.

Share repurchases may be made from time to time in the open market or through privately negotiated transactions. The timing and amount of shares to be repurchased under the program will depend on market conditions, share price, securities law and other legal requirements and factors. The program does not require the purchase of any minimum number of shares, has no expiration date and may be suspended or discontinued at any time without prior notice.

In addition, the Company’s Board of Directors also declared its quarterly cash dividend of $0.06 per share payable on October 12, 2016 to shareholders of record on September 23, 2016.

“Our business continues to generate strong cash flows, with $471 million of operating cash flow over the 12-month period ending June 30, 2016,” said Ira M. Birns, executive vice president and chief financial officer. “Today’s announcement demonstrates our confidence in World Fuel’s long-term prospects and continued commitment to enhancing shareholder value, through a combination of dividends and share repurchases, principally to offset the dilutive impact of employee stock awards.”

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our long-term prospects and plans for share repurchases. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Glenn Klevitz
Vice President, Assistant Treasurer
305-428-8000